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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" in this Registration Statement (Form S-3) and related Prospectus of Esperion Therapeutics, Inc. for the registration of common stock, preferred stock, debt securities, warrants and units of Esperion Therapeutics, Inc. and to the incorporation by reference therein of our report dated March 13, 2014, with respect to the financial statements of Esperion Therapeutics, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2013, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Detroit, Michigan June 30, 2014

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm